Exhibit 10.13

EIGHTH AMENDMENT TO LOAN AGREEMENT

This EIGHTH AMENDMENT TO LOAN AGREEMENT ("Amendment") is dated as of April 21, 2015, by and between INFORMATION ANALYSIS INCORPORATED a Virginia corporation ("Borrower") and TD BANK, N.A., a national banking association ("Bank").

BACKGROUND

A. Pursuant  to  the  terms  of a certain Loan  Agreement  dated  December  20, 2005, by and  between  Borrower  and  Bank  (as  the  same  has  been  or  may  be  supplemented,  restated, superseded,  amended  or replaced from time to time, the "Loan  Agreement"),  Bank made available to Borrower, inter alia, a revolving line of credit not to exceed One Million Dollars  ($1,000,000.00) (the "Revolving Loan").   All capitalized terms used herein without further definition shall have the respective meaning set forth in the Loan Agreement and all other Loan Documents.

B. The Loans are secured by, inter alia, continuing perfected security interests in the Collateral.

C. Borrower has requested that Bank modify, in certain respects, the terms of the Loan Agreement  and  Bank  has  agreed  to  such  modifications  in  accordance  with  and  subject  to  the satisfaction of the conditions  hereof.

NOW, THEREFORE, with the foregoing Background incorporated by reference and intending to be legally bound hereby, the parties agree as follows:

1.
The Schedule of Defined Terms as referenced in section 1 of the Loan Agreement shall be amended by deleting the definition of "Termination Date" and replacing such definition as follows:

"Termination Date" means May 31, 2016, as the same may be extended from time to time by the Bank in its sole discretion.

2.
Section 2 (b) of the Loan Agreement shall be amended by deleting the section in its entirely and replacing it with the following:

(a) Interest. Advances shall bear interest at a per annum rate equal to 3.00% plus LIBOR. Accrued interest shall be payable monthly, in arrears, on the first (1st) day of each month, and on the Termination Date. The interest rate shall be adjusted monthly on the first Business Day of each month to reflect LIBOR then in effect.

3.	Section 7(a) of the Loan Agreement shall be restated as follows: (a) Financial Reporting Requirements. The Borrower shall deliver to the Bank:

●
within 120 days after the close of each fiscal year audited consolidated and consolidating financial statements of the Borrower and its Subsidiaries, prepared in accordance with GAAP, including consolidated and  consolidating balance sheets, income statements, statements of equity and  of cash flows, for the fiscal year then ended, prepared by an independent certified public accounting firm acceptable to the Bank.

●
within 45 days after the end of each quarter of each of its fiscal years, unaudited consolidated and consolidating financial statements of the Borrower and its Subsidiaries, including consolidated and consolidating balance sheets and income statements, for the period then  ended, prepared in accordance with GAAP;

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when there is an outstanding balance*, within 15 days after the end of each calendar month (i) an appropriately completed Borrowing Base Certificate setting forth a calculation of the Borrowing Base as of the end of the preceding calendar month, (ii) agings of accounts receivable of the Borrower and its Subsidiaries as of the end of such month, and (iii) agings of accounts payable of the Borrower and its Subsidiaries as of the end of such month. * when there is no outstanding balance, said reports are not required;

●
within 45 days after the end of each fiscal quarter of the Borrower and its Subsidiaries, status and  backlog reports relating to  the  contracts of the Borrower and its Subsidiaries as of the end of such fiscal quarter;

●	within 45 days after the end of each quarter of each of its fiscal years a Covenant Compliance Certificate of the Borrower's chief financial officer for the period then ended;

●	promptly after receipt, copies of any reports from auditors of Government Contracts to the extent such reports are not classified;

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promptly upon receipt, copies of any reports submitted to the Borrower by independent certified public accountants in connection with examination of the financial statements of the Borrower made by such accountants; and

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such other information concerning the Collateral or the financial condition of the Borrower, any Subsidiary or any Guarantor as the Bank from time to time may reasonably request.

All financial statements and reports shall be in form and detail acceptable to the Bank and shall be certified to be accurate by a duly authorized officer of the Borrower.

4.	Section 8 of the Loan Agreement shall be amended as follows:

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Minimum Tangible Net Worth. The Borrower and its subsidiaries shall maintain a Tangible Net Worth of not less than $1,800,000.00, tested annually, defined as: the book value of net worth (total  assets – total liabilities) as set forth in the statement of financial position of the Borrower determined in accordance with Generally Accepted Accounting Principals (GAAP), minus the net book value of the following items (but only to the extent that such items are included in anydetermination of the  total assets of the  Borrower): (i) good will, patents, trademarks, copyrights, trade names, customer lists, and other like intangible assets; (ii) receivables due from affiliates, subsidiaries or other related parties, including officers, employees or stockholders of the Borrower; and (ill) any capitalized start-up or development expenses, and (iv) any write-up or reappraisal of the Borrower's existing assets.

●	Waive the Positive Net Income covenant as of 12/31/2014 and testing of this covenant will no longer be required subsequent to 12/31/2014.

5.	Representations and Warranties. Borrower warrants and represents to Bank that:

a.
Prior Representations.  By execution of this Amendment, Borrower reconfirms all warranties and representations made to Bank under the Loan Agreement and the other Loan Documents respectively and restate such warranties and  representations as of the date hereof, all of which shall be deemed continuing until all of the obligations due to Bank are indefeasibly paid and satisfied in full.

b.
Authorization. The execution and delivery by Borrower of this Amendment and the performance by Borrower of the transactions herein contemplated (i) are and will be within its powers, (ii) have been duly authorized by all necessary action on behalf of Borrower and (iii) are not and will not be in contravention of any order of court or other agency of government, of law or of any indenture, agreement or undertaking to which Borrower is a party or by which the property of Borrower is bound, or be in conflict with, result in a breach of or constitute (with due notice and/ or lapse of time) a default under any such indenture, agreement or undertaking, or result in the imposition of any lien, charge or encumbrance of  any nature on any of the properties of the Borrower.

c.
Valid, Binding and Enforceable. This Amendment and any assignment or other instrument, document or agreement executed and delivered in connection herewith, will be valid, binding and enforceable in accordance with their respective terms.

d.	No Default. No Default or Event of Default exists after giving effect to this Amendment.

6.
Ratification of Loan Documents.  This Amendment is hereby incorporated into and made a part of the Loan  Agreement and all other  Loan  Documents respectively, the  terms and provisions of  which, except to the extent modified by this Amendment are each ratified and confirmed and continue unchanged in full force  and  effect.   Any reference to the Loan  Agreement and all other  Loan  Documents respectively in this or any other  instrument, document or agreement related thereto or executed in connection therewith shall mean the Loan Agreement and all other Loan Documents respectively as amended by this Amendment.  As security for the payment of the Obligations, and satisfaction by Borrower of all covenants and undertakings contained in the Loan Agreement, Borrower hereby confirms its prior grant to Bank of a continuing first lien on and security interest in, upon and to all of Borrower's now owned or hereafter acquired, created or arising Collateral as described in the Loan Agreement.

7.
Governing Law. THIS AMENDMENT, AND ALL RELATED AGREEMENTS AND DOCUMENTS, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS SET FORTH IN SECTION 10(h) OF THE LOAN AGREEMENT. THE PROVISIONS OF THIS AMENDMENT AND ALL OTHER AGREEMENTS AND DOCUMENTS REFERRED TO HEREIN ARE TO BE DEEMED SEVERABLE, AND THE INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION SHALL NOT AFFECT OR IMPAIR THE REMAINING PROVISIONS WHICH  SHALL CONTINUE IN FULL FORCE  AND  EFFECT.

8.	Modification. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed by Borrower and Bank.

9.
Duplicate Originals. Two or more duplicate originals of this Amendment may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

10.
Waiver of Jury Trial.  BORROWER AND BANK EACH HEREBY WAIVE ANY AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION, PROCEEDING OR COUNTERCLAIM ARISING WITH  RESPECT  TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO OR UNDER THE LOAN DOCUMENTS OR WITH RESPECT TO ANY  CLAIMS ARISING OUT OF ANY DISCUSSIONS, NEGOTIATIONS OR COMMUNICATIONS INVOLVING  OR RELATED TO ANY PROPOSED RENEWAL, EXTENSION, AMENDMENT, MODIFICATION, RESTRUCTURE, FORBEARANCE, WORKOUT, OR ENFORCEMENT OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS.

IN WITNESS WHEREOF, the undersigned parties have executed this Amendment the day and year first above written.

BORROWER:
Information Analysis Incorporated

By:
Name:	Sandor Rosenberg
Title:	Chief Executive Officer

By:
Name:	Richard S. DeRose
Title:	Executive Vice President

LENDER:
TD BANK, N.A.

By:
Name:
Title: